As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTC Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	04-3416587 (I.R.S. Employer Identification Number)

100 Corporate Court
South Plainfield, New Jersey 07080
(908) 222-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart W. Peltz, Ph.D.
Chief Executive Officer
PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080
(908) 222-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

David E. Redlick Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center, 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Mark E. Boulding Executive Vice President and Chief Legal Officer PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, New Jersey 07080 Telephone: (908) 222-7000 Fax: (908) 222-1128	Richard Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188657

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	$11,500,000	$1,482

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of additional shares that the underwriters have the option to purchase.

(2)           Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of PTC Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-193677), which was declared effective by the Commission on February 12, 2014, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of South Plainfield, State of New Jersey, on this 12th day of February, 2014.

PTC Therapeutics, Inc.

By:	/s/ Stuart W. Peltz, Ph.D.
Name: Stuart W. Peltz, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Stuart W. Peltz, Ph.D.	Chief Executive Officer and Director (principal executive officer)	February 12, 2014
Stuart W. Peltz, Ph.D.

	/s/ Shane Kovacs	Chief Financial Officer (principal financial and accounting officer)	February 12, 2014
Shane Kovacs

	*	Chairman of the Board	February 12, 2014
Michael Schmertzler

	*	Director	February 12, 2014
Richard Aldrich

	*	Director	February 12, 2014
Axel Bolte

	*	Director	February 12, 2014
Allan Jacobson, Ph.D.

	*	Director	February 12, 2014
Adam Koppel, M.D., Ph.D.

	*	Director	February 12, 2014
Michael Kranda

	*	Director	February 12, 2014
Geoffrey McDonough, M.D.

	*	Director	February 12, 2014
David P. Southwell

	*	Director	February 12, 2014
Jerome B. Zeldis, M.D., Ph.D.

*By:	/s/ Stuart W. Peltz, Ph.D.		February 12, 2014
Name: Stuart W. Peltz, Ph.D.
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney

* Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193677) filed with the Securities and Exchange Commission on January 31, 2014.